EXHIBIT 5.1
                               October 23, 1996

Maxxim Medical, Inc.
104 Industrial Boulevard
Sugar land, Texas 77478

Attn: Mr. Kenneth W. Davidson

Gentlemen:

      We have acted as counsel for Maxxim Medical, Inc., a Texas corporation (the "Corporation"), in connection with the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), $100,000,000 in principal amount of 10-1/2% of its Senior Subordinated Notes due 2006 (the "Notes") in connection with the exchange offer (the "Exchange Offer") of $100,000,000 in previously issued 10-1/2% Senior Subordinated Notes due 2006 (the "Old Notes") for the Notes.

      We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth, including:

      (i) the Articles of Incorporation of the Corporation, as filed with the Secretary of State of Texas and as amended to date;

      (ii) the Bylaws and stock ledgers and transfer books of the Corporation and the records of the official proceedings of shareholders or stockholders and directors of the Corporation through the date of this opinion;

      (iii) the Indenture dated July 30, 1996, by and among Maxxim, as Issuer, Maxxim-Delaware, Purchaser, Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V. and Medica Hospital Supplies,
      N.V., as Guarantors and First Union National Bank of North Carolina, as Trustee, filed as Exhibit No. 4 to the Form 8-K of Maxxim filed with the Commission on August 14, 1996;

      (iv) the Registration Statement of the Corporation on Form S-4 (Registration No. 333-13215), filed with the Commission on October 1, 1996 pursuant to Rule 145 of the Securities Act and Amendment No. 1 to the Registration Statement to be filed with the Commission on October 23, 1996 (collectively, the "Registration Statement"); and

      (v) such other documents as we have deemed necessary for the expression of the opinions contained herein, including, but not limited to, all of the Exhibits to the Registration Statement.
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Maxxim Medical, Inc.
October 23, 1996
Page 2


      We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the due authorization, execution, delivery or recordation of all documents where due authorization, execution, delivery or recordation are prerequisites to the effectiveness thereof.

      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion (limited, in all respects, to the laws of the United States and the State of Texas) that:

      (i) the Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas; and

      (ii) upon valid tender of the Old Notes (as defined in the Registration Statement) to First Union National Bank of North Carolina, as exchange agent for the Exchange Offer, and issuance of the Notes in exchange for such tendered Old Notes, in accordance with the terms and provisions of the Registration Statement, the Notes issued and exchanged for such tendered Old Notes will be validly issued obligations of the Corporation.

      We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                    Yours very truly,

                                    BOYER, EWING & HARRIS INCORPORATED